UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2018
NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2018, New York Mortgage Trust, Inc. (the "Company") appointed Steven R. Mumma to serve in a temporary capacity as the acting principal financial officer and principal accounting officer of the Company, with such appointment effective immediately. This appointment was made in consideration of the Company's Chief Financial Officer, Kristine R. Nario, taking a temporary family medical leave of absence. Ms. Nario’s temporary leave is anticipated to end April 30, 2018, at which time Ms. Nario will return to her role as the acting principal financial officer and principal accounting officer of the Company.

Mr. Mumma, 59, is the Company’s Chairman and Chief Executive Officer. Mr. Mumma has served as Chairman of the Company’s Board of Directors since March 30, 2015. Mr. Mumma has served as Chief Executive Officer since February 3, 2009. Mr. Mumma also served as the Company’s President from 2007 to 2016 and as its Chief Financial Officer from November 2006 to October 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
NEW YORK MORTGAGE TRUST, INC.
(Registrant)
Date: February 2, 2018                By:    /s/ Nathan R. Reese
Name: Nathan R. Reese
Title: Managing Director and Secretary